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                                                                  EXHIBIT 10.18





                              AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

                              ARRAY BIOPHARMA INC.


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
                                                  TABLE OF CONTENTS                                            PAGE
RECITALS .........................................................................................................1

SECTION 1.        DEFINITIONS.....................................................................................1

SECTION 2.        RESTRICTIONS ON SALE OR TRANSFER OF SHARES......................................................3
                  2.1      General Prohibition....................................................................3
                  2.2      Right of First Offer...................................................................3
                  2.3      Tag-Along Rights.......................................................................5
                  2.4      Exempt Transfer........................................................................5
                  2.5      Related Party..........................................................................6
                  2.6      Opinion of Counsel.....................................................................6

SECTION 3.        RIGHTS OF FIRST REFUSAL ........................................................................6
                  3.1      Subsequent Offerings...................................................................6
                  3.2      Exercise of Rights.....................................................................6
                  3.3      Company Sale...........................................................................7
                  3.4      Termination of Rights of First Refusal.................................................7
                  3.5      Transfer of Rights of First Refusal....................................................7
                  3.6      Excluded Securities....................................................................7

SECTION 4.        NUMBER OF DIRECTORS; BOARD COMMITTEES ..........................................................8
                  4.1.     Number of Directors....................................................................8
                  4.2.     Voting; Board of Directors............................................................ 8
                  4.3      Vacancies of Directors.................................................................8
                  4.4      Major Decisions of the Board of Directors..............................................8
                  4.5      Observation Rights; Board of Directors ................................................9

SECTION 5.        REMEDIES FOR BREACH............................................................................ 9
                  5.1.     General................................................................................9
                  5.2.     No Personal Liability..................................................................9

SECTION 6.        LEGEND ON STOCK CERTIFICATES....................................................................9

SECTION 7.        MISCELLANEOUS..................................................................................10
                  7.1      Modifications and Waivers.............................................................10
                  7.2      Rights and Obligations of Third Parties...............................................10
                  7.3      Notices...............................................................................10
                  7.4      Entire Agreement......................................................................11
                  7.5      Severability..........................................................................11
                  7.6      Headings..............................................................................11
                  7.7      Counterparts..........................................................................11
                  7.8      Governing Law.........................................................................11
                  7.9      Delays or Omissions...................................................................11
                  7.10     Arbitration...........................................................................11
                  7.11     Termination...........................................................................12


                                       i

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                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

         This Amended and Restated Shareholders Agreement (the "Agreement") is entered into as of the 16th day of November, 1999, by and among ARRAY BIOPHARMA, INC., a Delaware corporation (the "Company"), each of those persons listed on the signature pages hereto as either "Investors" or "Founders" and those certain other holders of the Company's capital stock as may be identified on the signature pages attached hereto from time to time (the "Holders") (the Investors, Founders and Holders are sometimes referred to collectively as the "Shareholders").

                                    RECITALS

         A. The Company, Investors and Founders previously entered into that certain Shareholders Agreement, dated as of May 18, 1998 (the "Shareholders Agreement"), as amended August 7, 1998.

         B. The Company, Investors and Founders have entered into that certain Series B Preferred Stock Purchase Agreement, dated of even date herewith (the "Purchase Agreement"), pursuant to which the Company will issue and sell, and the Investors and Founders will purchase, certain shares of the Company's Series B Preferred Stock (the "Stock").

         C. As a condition to the closing of the purchase of the Stock under the Purchase Agreement, the Company, Investors and Founders desire to amend and restate the Shareholders Agreement as provided herein.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" shall mean, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether by contract, through one or more intermediaries, or otherwise. Unless otherwise qualified, all references to an "Affiliate" or to "Affiliates" in this Agreement shall refer to an Affiliate or Affiliates of the Company.

         "As Converted Basis" shall mean, with reference to convertible securities of the Company, the number of shares of Common Stock into which such securities may be converted while giving effect to the exercise of comparable conversion rights held by others.



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         "Business Days" shall mean all days other than Saturday or Sunday or any day on which banking institutions in Denver, Colorado are authorized or obligated by law to close.

         "Common Stock" shall mean (i) the common stock of the Company, $0.001 par value per share; (ii) any other capital stock of the Company into which such common stock is converted, exchanged, reclassified or reconstituted; (iii) any warrants or options exercisable for any of the foregoing; and (iv) any right to receive any of the foregoing other than upon conversion of any security convertible into any of the foregoing.

         "Exchange Act" means the Securities Exchange Act of 1934, amended from time to time.

         "Fair Market Value" shall mean the fair market value per share of Common Stock as determined in good faith by the Board of Directors.

         "Person" means any natural person, incorporated entity, limited or general partnership, business trust, association, joint venture, limited liability company, agency (government or private), division, political sovereign, or subdivision or instrumentality, or any other entity of any kind, including those groups identified as "persons" in ss.ss.13(d)(3) and 14(d)(2) of the Exchange Act, and any successor, by merger or otherwise, of such entity.

         "Preferred Stock" shall mean any series of preferred stock of the Company, including, without limitation, the Series A Preferred Stock and the Series B Preferred Stock.

         "Qualifying IPO" shall mean an initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act at a price per share of at least $8.00 and resulting in at least $20 million of gross proceeds (before underwriting discounts and commissions).

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Series A Preferred Stock" shall mean the Series A Preferred Stock, $0.001 par value per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted or any securities convertible into, or exchangeable or exercisable for, any of the foregoing, in each case, at any time outstanding.

         "Series B Preferred Stock" shall mean the Series B Preferred Stock, $0.001 par value per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted or any securities convertible into, or exchangeable or exercisable for, any of the foregoing, in each case, at any time outstanding.

         "Shares" shall mean (i) any shares of Common Stock; (ii) any shares of Preferred Stock; (iii) any shares of any other capital stock of the Company; and (iv) any securities convertible into, or exchangeable or exercisable for, any of the foregoing, in each case, at any time outstanding.



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         Other Defined Terms. The following terms shall have the meanings specified in the Sections set forth below:

                  Term                                        Section
                  ----                                        -------
                  Exempt Transfer                             2.4
                  Related Party                               2.5
                  Right of First Offer                        2.2(a)
                  Seller                                      2.2(a)
                  Tag-Along Notice, Right, Shareholders       2.3
                  Transfer                                    2.1
                  Transfer Offer                              2.2(a)
                  Transfer Terms                              2.3(a)

SECTION 2. RESTRICTIONS ON SALE OR TRANSFER OF SHARES

         2.1 General Prohibition. No Shareholder shall sell, assign, transfer, give, pledge, encumber or in any way dispose of, (collectively, a "Transfer") any Shares, or enter into an agreement to Transfer any Shares, other than an agreement that is expressly subject to compliance with the provisions of this
Article 2, unless (a) such Shareholder has complied with the provisions of this
Article 2, and (b) the transferee of any such Shares has agreed to be bound by the terms of, and become a party to, this Agreement. Any purported Transfer in violation of any provision of this Agreement shall be void and ineffective and shall not operate to Transfer any interest or title to the purported transferee. The prohibitions set forth in this Section 2.1 shall include, but shall not be limited to, unless specifically permitted hereunder, any agreement to limit, restrict or grant any voting rights with respect to any Shares.

         2.2 Right of First Offer.

                  (a) If at any time, other than pursuant to an Exempt Transfer, any Shareholder or their Related Party (each, a "Seller") desires to Transfer any or all of the Shares or any rights to Shares held by such Seller to any person, such Seller shall reduce to writing the terms pursuant to which Seller desires to Transfer such Shares (a "Transfer Offer"). The Transfer Offer shall identify the number of Shares to be transferred, the consideration for the Shares, the identity of any third party offeror, and all the other terms and conditions of such Transfer Offer. The Seller shall deliver the Transfer Offer to the Company, Founders and Investors. Notwithstanding anything to the contrary contained herein, for any Transfer by an Investor or Founder, or their Exempt Transferees, of (i) Series A Preferred Stock, the rights set forth in this Section 2.2 shall be limited to Transfer Offerees holding Series A Preferred Stock, or (ii) Series B Preferred Stock, the rights set forth in this
Section 2.2 shall be limited to Transfer Offerees holding Series B Preferred Stock and Section 2.3 shall not apply to any such Transfer of Series B Preferred Stock.

                  (b) Subject to the conditions set forth in Section 2.2(a), each Investor and Founder (collectively, the "Transfer Offerees") shall have the right to purchase up to its pro rata


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share of the Shares offered in the Transfer Offer, on the terms therein, exercisable by written notice to the Seller within 20 days of receipt of the Transfer Offer. For purposes of this Section 2.2(b), pro-rata share is determined by the respective Share holdings of each Transfer Offeree, expressed as a percentage of the total number of Shares held by all Transfer Offerees, on an As Converted Basis (including all shares of Common Stock issued or issuable upon the exercise of any outstanding options or warrants).

                  (c) If, after expiration of the 20 day period in Section 2.2(b), any Transfer Offer Shares remain unsubscribed, then the Seller shall, by written notice (the "Second Notice") no later than 5 days after expiration of the 20 day period, offer the Transfer Offerees who have elected to purchase Shares under Section 2.2(b) the right to purchase their pro-rata share of the unsubscribed Shares, such right exercisable by written notice to the Seller within 5 business days of receipt of the Second Notice. The Second Notice shall state the number of unsubscribed Shares, and the pro-rata share of those Shares for each Transfer Offeree. For purposes of this Section 2.2(c), pro-rata share is determined by the respective Share holdings of each Transfer Offeree, expressed as a percentage of the total number of Shares held by all Transfer Offerees electing to purchase unsubscribed Shares, on an As Converted Basis, including all shares of Common Stock issued or issuable upon the exercise of any outstanding options or warrants. Transfer Offerees electing to purchase unsubscribed Shares under this Section 2.2 (c) may assign to each other some or all of their pro-rata share.

                  (d) The closing of the purchases of Shares by the Transfer Offerees shall take place at the principal office of the Company at least 20 business days after the expiration of the Transfer Offer, or at least 20 business days after expiration of the Second Notice, whichever is later. At such closing, the Transfer Offerees shall deliver a certified check or checks in the appropriate amount to the Seller against delivery of certificates representing the Shares so purchased, duly endorsed in blank for transfer or accompanied by a stock power duly executed in blank. In the event that the consideration specified in the Transfer Offer is other than cash, then the Transfer Offerees may, at their option, deliver at such closing cash, in lieu of such other consideration, in an amount equal to the fair market value of such other consideration (as agreed upon by the parties or as determined by an independent appraisal, agreed upon by the parties).

                  (e) If the Transfer Offerees agree collectively to purchase less than all of the Shares offered in the Transfer Offer, the Seller shall have the right, for a period of 90 days from expiration of the Transfer Offer, to Transfer any remaining Shares to any person at a price not less than and on terms no more favorable than contained in the Transfer Offer. If the Seller has not completed the sale of all the Shares offered under the Transfer Offer within such 90 day period, the Seller shall no longer be permitted to Transfer such Transfer Stock pursuant to this Section 2.2 without again fully complying with the provisions hereof.

                  (f) Notwithstanding the foregoing, no sale may be made to any third party unless such third party agrees in writing, in form and substance reasonably acceptable to the Company, to be bound by the provisions of this Agreement. Promptly after any sale pursuant to this Section 2.2, the Seller shall notify the Company of the consummation thereof and shall


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furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as the Company may reasonably request.

         2.3 Tag-Along Rights.

                   (a) If (i) one or more Sellers at any time, or from time to time, in one transaction or in a series of related transactions, propose to Transfer to a Third Party (other than in an Exempt Transfer) Shares representing more than 10 percent of the Company's outstanding Common Stock, on an As Converted Basis (including all shares of Common Stock issued or issuable upon the exercise of any outstanding warrants or options); and (ii) such Sellers have complied with Section 2.2 hereof with respect to such proposed Transfer to such Third Party and are entitled to proceed with such Transfer, then each of the Founders and the Investors (other than any Founder or Investor who is also the Seller) (collectively, the "Tag-Along Shareholders") shall have the right (the "Tag-Along Right") to require the proposed purchaser to purchase from such Tag-Along Shareholder up to such Tag-Along Shareholder's pro rata portion of the Shares to be Transferred (determined for purposes of this Section 2.3 by multiplying the total number of Shares to be purchased by a fraction, the numerator of which is the total number of Shares owned by the Tag-Along Shareholder, and the denominator of which is the total number of Shares owned by the Seller(s) and all Tag-Along Shareholders). Any Shares purchased from Tag-Along Shareholders pursuant to this Section 2.3 shall be paid for in cash, at the same price per share and upon the same terms and conditions as such proposed Transfer by the Seller (the "Transfer Terms").

                  (b) The Seller(s) shall notify promptly the Tag-Along Shareholders in the event they propose to make a Transfer giving rise to the Tag-Along Right, and shall furnish the Tag-Along Shareholders with the Transfer Terms and a copy of any written offer or agreement pertaining thereto. The Tag-Along Right may be exercised by any Tag-Along Shareholder by delivery of a written notice to each Seller proposing to sell Shares (the "Tag-Along Notice") within 15 Business Days following its receipt of such notice from each such Seller, stating the number of Shares that such Tag-Along Shareholder proposes to include in the Transfer. In the event that the proposed purchaser does not purchase the specified number of Shares from the Tag-Along Shareholders on the Transfer Terms, and subject to the same terms and conditions as are applicable to the Seller(s) in such transaction, then the Seller(s) shall not be permitted to sell any Shares to the proposed purchaser in the proposed Transfer.

         2.4 Exempt Transfer. As used herein, the term "Exempt Transfer" shall mean (a) Transfers between any Shareholder and its respective Related Parties;
(b) Transfers pursuant to an effective registration statement under the Securities Act; (c) Transfers that are approved in writing by all Shareholders;
(d) Transfers by a Shareholder of Shares as collateral security for loans made to such Shareholder, the proceeds of which are used by the transferring Shareholder in the exercise of such Shareholder's rights under Section 2.2 of this Agreement; (e) Transfers between a Shareholder and the Company pursuant to a validly adopted stock purchase plan for employees and directors of, or consultants to, the Company; and (f) Transfers between existing Shareholders provided that the proposed transferror of any such Transfer delivers notice of all of the terms of such Transfer to all other Shareholders at least 20 days prior to the closing of such


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

Transfer; provided, further, that (i) no such Transfer pursuant to this Section
2.4 (except as set forth in clause (d) above) shall be an Exempt Transfer unless the transferee agrees in writing to be bound by this Agreement as a Shareholder with respect to the Shares received by such transferee, and (ii) the foreclosure upon any lien, pledge or security interest granted pursuant to an Exempt Transfer described in clause (d) and any Transfer of such Shares subsequent to such foreclosure shall not constitute an Exempt Transfer and shall be subject to all provisions of this Agreement, including, without limitation, the provisions of this Article 2.

         2.5 Related Party. As used herein, the term "Related Party" with respect to any Shareholder means, as of the time of any Transfer, (a) any person or entity that, directly or indirectly, through one or more intermediaries, has voting control of, or is under common voting control with, such Shareholder; (b) with respect to individuals, such Shareholder's spouse, parents, children, siblings and/or grandchildren; (c) a trust, corporation, partnership or other entity, whose beneficiaries, shareholders, partners, or owners, or other persons or entities holding a controlling interest in which, consist of such Shareholder and/or such other persons or entities referred to in the immediately preceding clauses (a) or (b); and (d) with respect to any Shareholder which is a partnership, a limited liability company or a corporation, such Shareholders' current partners, members or shareholders in proportion to their ownership.

         2.6 Opinion of Counsel. Notwithstanding any provision herein to the contrary, if timely requested by the Company, no Shareholder shall Transfer any Shares unless such Shareholder shall first obtain an opinion of counsel satisfactory to the Company to the effect that such Transfer is either exempt from the registration provisions of the Securities Act or that the Securities Act is inapplicable to such Transfer.

SECTION 3. RIGHTS OF FIRST REFUSAL

         3.1 Subsequent Offerings. Each Investor and Founder shall have a right of first refusal to purchase its pro rata share of all Equity Securities (as defined below) that the Company may from time to time propose to sell and issue after the date of this Agreement, other than Equity Securities excluded by
Section 3.6 hereof. For purposes of this Section 3, each Investor's and Founder's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock that such Investor or Founder is a holder of on an As Converted Basis immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock on an As Converted Basis held by all Investors and Founders immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean
(i) any Common Stock, Preferred Stock or other security of the Company; (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security); (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security; or (iv) any such warrant or right.

         3.2 Exercise of Rights. If the Company proposes to sell and issue any Equity Securities, it shall give each Investor and Founder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to


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issue the same. Each Investor and Founder shall have 20 days from the giving of such notice to elect to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the Company's notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor or Founder that would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

         3.3 Company Sale. The Company shall have 120 days from the giving of notice under Section 3.2 to sell any Equity Securities not purchased under
Section 3.2, at a price and upon general terms and conditions materially no more favorable than specified in such notice, without offering such Equity Securities again to the Investors and Founders in the manner provided above.

         3.4 Termination of Rights of First Refusal. The rights of first refusal established by this Section 3 shall not apply to, and shall terminate upon, the effective date of the registration statement pertaining to a Qualifying IPO.

         3.5 Transfer of Rights of First Refusal. The rights of first refusal of each Investor and Founder under this Section 3 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to the Investor Rights Agreement, dated of even date herewith, by and between the Company, the Investors and the Founders.

         3.6 Excluded Securities. The rights of first refusal established by this Section 3 shall have no application to any of the following Equity
Securities:

                  (a) to the shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to any valid option plan of the Company;

                  (b) stock issued pursuant to any options, warrants or other rights outstanding as of the date of this Agreement;

                  (c) any Equity Securities issued pursuant to the Purchase Agreement;

                  (d) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

                  (e) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  (f) shares of Common Stock issued upon conversion of the Preferred Stock or any other shares of capital stock of the Company convertible into Common Stock; and


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                  (g) any Equity Securities that are issued by the Company
pursuant to a registration statement filed under the Securities Act.

SECTION 4. NUMBER OF DIRECTORS; BOARD COMMITTEES

         4.1 Number of Directors. At all times during which this Agreement remains in effect, the Board of Directors of the Company (the "Board of Directors") shall consist of no less than seven directors and no more than nine directors.

         4.2 Voting; Board of Directors. The Board shall be 7 members initially. Each Shareholder hereby agrees, at all times during which this Agreement remains in effect, to vote its Shares entitled to vote upon the election of directors such that (i) at least three individuals designated by the Founders are elected to the Board; and (ii) at least four individuals designated by the Investors are elected to the Board; provided, however, that the fourth member designated by the Investors shall be with the consent of Founders. The Investors agree to vote their Shares such that at least one nominee of Frazier Healthcare II, L.P. is elected to the Board. The Founders shall be given notice of, and shall be entitled to attend, all Board Meetings.

         4.3 Vacancies of Directors. In the event that any vacancy occurs on the Board of Directors because of death, disability, resignation, retirement or removal of any director during the term in which the provisions for election of directors set forth in Section 4.2 remain in effect, each Shareholder shall vote all of its Shares in a manner to cause such vacancy to be filled so as to give effect to the provisions of Section 4.2. Any election necessary to fill any such vacancy shall be held as soon as practicable after the occurrence of any such vacancy, but in any event within 30 days after the occurrence thereof.

         4.4 Major Decisions of the Board of Directors.

                  (a) In addition to any vote or consent of the shareholders required by law, the Company's Certificate of Incorporation or any other agreement to which the Company is a party, the affirmative consent of at least a majority of the members of the Board of Directors (as opposed to a majority of the members of the Board of Directors that are present at a meeting and entitled to vote on a particular issue) shall be necessary for effecting, validating or permitting:

                           (i) any hiring, termination or demotion of any
elected officer of the Company; or

                           (ii) any consolidation or merger involving the
Company (other than a consolidation or merger in which the Company is the surviving entity and no change in the capital stock or ownership of the Company occurs), any transaction or series of transactions in which an excess of 50% of the Company's voting power is transferred, or any dissolution, liquidation, or winding up of the Company, or any sale of more than 50% of the assets of the Company, or any agreement to become so obligated.


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

                  (b) In addition to any vote or consent of the shareholders required by law, the Company's Certificate of Incorporation or any other agreement to which the Company is a party, the affirmative consent of majority of the holders of the Company's common stock, shall be necessary for effecting, validating or permitting any transaction specified in Section 4.2(a)(ii) above.

         4.5 Observation Rights; Board of Directors. The following Investors shall have the right to appoint observers to the Board of Directors (the "Board Observers"): Frazier Healthcare II, L.P. (one Board Observer); ARCH Venture Fund III, L.P. (two Board Observers); and Rovent II Limited Partnership (one Board Observer); provided, however, that one of the Board Observers for ARCH Venture Fund III, L.P. shall be Robert Nelson or Steve Lazarus. The Board Observers shall be provided with the same notice with respect to all meetings that is provided to the members of the Board of Directors, be entitled to attend each meeting of the Board of Directors (including executive sessions) and receive copies of all materials that are distributed to the members of the Board of Directors. The Board Observers shall not be considered members of the Board of Directors for any purpose whatsoever and shall not be entitled to vote on any matters before the Board of Directors or counted for purposes of determining whether a quorum exists at a meeting of the Board of Directors.

SECTION 5. REMEDIES FOR BREACH

         5.1 General. If any Shareholder under this Agreement fails to give a notice, make an offer, sell Shares of the Company, close a sale or do any other act required of such Shareholder under this Agreement, then, if the failure continues for ten Business Days after notice to the Shareholder in default by the Company or one of the non-defaulting Shareholders, the Company and such non-defaulting Shareholders, or any one of them, may institute and maintain a proceeding to compel the defaulting Shareholder's specific performance of this Agreement. The remedy of specific performance shall be in addition to any and all of the remedies at law or in equity including, but not limited to, injunctive relief and an action for damages, to which any Shareholder of the Company may be entitled, subject to compliance with Section 7.10 hereof.

         5.2 No Personal Liability. No Shareholder shall have any personal liability for any debts of the Company that may be created as a result of this Agreement unless otherwise agreed to in writing by such Shareholder.

SECTION 6. LEGEND ON STOCK CERTIFICATES

         Each Shareholder agrees that the certificates representing Shares subject to the provisions of this Agreement shall be endorsed as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT


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

                  AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF MAY 18, 1998, AS AMENDED AND RESTATED NOVEMBER 16, 1999, AND AS MAY BE AMENDED FURTHER FROM TIME TO TIME, AND SAID SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT. SUCH AGREEMENT MAY BE EXAMINED AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY AND A COPY THEREOF WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE SHAREHOLDER."

SECTION 7. MISCELLANEOUS

         7.1 Modifications and Waivers. This Agreement may not be amended or modified, nor may the rights of any party be waived, except by a written document that is executed by the Company, and by two-thirds of the Shares held by Founders, Investors, and 51% of the Shares held by Holders, each voting as a class. Notwithstanding the foregoing, additional Holders may become parties to this Agreement with only the consent of the Company by executing, together with the Company, a counterpart signature page hereto.

         7.2 Rights and Obligations of Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third parties to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action against any party to this Agreement.

         7.3 Notices. Any notice, request, consent, or other communication hereunder shall be in writing, and shall be sent by one of the following means:
(a) by registered or certified first class mail, postage prepaid, return receipt requested; (b) by facsimile transmission with confirmation of receipt;
(c) by overnight courier service; or (d) by personal delivery, and shall be properly addressed to the Company at its principal offices and to the Shareholders at the addresses or facsimile numbers set forth in the shareholder records of the Company. The Company hereby agrees to provide a list of Shareholders addresses upon written request by any party executing this Agreement. Notices sent by mail or by courier shall be effective seven days after they are sent, and notices delivered personally by facsimile shall be effective at the time of delivery thereof.

         7.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto in relation to the subject matter hereof. Any prior written or oral negotiations, correspondence, or understandings relating to the subject matter hereof, including the Company's Shareholder Agreement dated as of February 6, 1998, shall be superseded by this Agreement and shall have no force or effect.

         7.5 Severability. If any provision that is not essential to the effectuation of the basic purpose of this Agreement is determined by a court of competent jurisdiction to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of the remaining provisions of this Agreement.

         7.6 Headings. The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of any provisions hereof.

         7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

         7.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado.

         7.9 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to either party, upon any breach or default of the other party under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach of default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval on the part of either party of any breach or default by the other party under this Agreement, or any waiver of any provisions or conditions of this Agreement must be made in writing signed by the parties and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to either party, shall be cumulative and not alternative.

         7.10 Arbitration. Except as set forth in Section 5.1, the parties hereby covenant and agree that any legal suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that either a Shareholder or the Company may now have or at any time in the future claim to have based in whole or in part, or arising from or out of or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the rules of the American Arbitration Association ("AAA") then in effect. There shall be one arbitrator, and such arbitrator shall be chosen by mutual agreement of the parties in accordance with AAA rules. Unless the parties agree otherwise, the arbitration proceedings shall take place in Boulder, Colorado. The arbitrator shall apply Colorado law to all issues in dispute, in accordance with Section 7.8 above.

Notice of demand for arbitration shall be filed in writing with the other party to this Agreement and with the AAA. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such Dispute would be barred by the applicable statute of limitations. The findings of the arbitrator shall be final and binding on the parties. Judgment on such award may be entered in any court of competent jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order or enforcement, as the party seeking to enforce that award may elect. The prevailing party in any such action shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants, and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action, together with any such fees which may be incurred in enforcing any award or judgment.

         7.11 Termination. This Agreement shall terminate upon the earlier of the following to occur: (a) a Qualifying IPO; (b) the sale of all or substantially all of the assets of the Company; or (c) the mutual written consent of each party hereto. Upon such termination, all rights and obligations of the parties hereto shall terminate. This Agreement shall terminate also as to any party hereto when such party no longer holds any Shares.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Shareholders Agreement as of the date first above written.

COMPANY:                                                      INVESTORS:

ARRAY BIOPHARMA, INC., a Delaware                           FRAZIER HEALTHCARE II, L.P.
Corporation

By: /s/ ROBERT CONWAY                                         By: /s/ ALAN D. FRAZIER
   ------------------------------------------                    ------------------------------------------------
   Robert Conway, Chief Executive Officer                     Name:  Alan D. Frazier
                                                                   ----------------------------------------------
                                                              Title: Managing Partner
                                                                    ---------------------------------------------

                                                              ARCH VENTURE FUND III, L.P.

                                                              By:  Arch Venture Partners, LLC, its
                                                                     General Partner
                                                              By: /s/ KEITH L. CRADELL
                                                                 ------------------------------------------------
                                                              Name:  Keith L. Cradell
                                                                   ----------------------------------------------
                                                              Title: Managing Director
                                                                    ---------------------------------------------


                                                              ROVENT II LIMITED PARTNERSHIP

                                                              By:  Advent International Limited
                                                                     Partnership, its General Partner
                                                              By:  Advent International Corporation,
                                                                     its General Partner

                                                              By: /s/ JASON FISHERMAN
                                                                 ------------------------------------------------
                                                              Name:  Jason Fisherman
                                                                   ----------------------------------------------
                                                              Title: V.P.
                                                                    ---------------------------------------------

                                                              MITSUI & CO. (U.S.A.), INC.

                                                              By: /s/ YOICHIRO ENDO
                                                                 ------------------------------------------------
                                                              Name:  Yoichiro Endo
                                                                   ----------------------------------------------
                                                              Title: General Manager
                                                                    ---------------------------------------------

                                                              FALCON TECHNOLOGY PARTNERS, L.P.,
                                                              a Delaware limited partnership

                                                              By: /s/ JAMES L. RATHMANN
                                                                 ------------------------------------------------
                                                                    James L. Rathmann, General Partner

                                                              BOULDER VENTURES II, L.P.,
                                                                A DELAWARE LIMITED PARTNERSHIP

                                                              By:  /s/ KYLE LEFKOFF
                                                                   ------------------------------------------------
                                                                   Kyle Lefkoff, General Partner

                                                              BOULDER VENTURES II, (ANNEX) L.P.,
                                                                A DELAWARE LIMITED PARTNERSHIP

                                                              By:    /s/ KYLE LEFKOFF
                                                                   ----------------------------------------------
                                                                   Kyle Lefkoff, General Partner


                                                              THE CARUTHERS FAMILY, L.L.C.

                                                              By: /s/ MARVIN H. CARUTHERS
                                                                  -----------------------------------------------
                                                                  Marvin H. Caruthers, Ph.D., Manager

                                                                  /s/ FRANK A. BONSAL, JR.
                                                                  -----------------------------------------------
                                                                  FRANK A. BONSAL, JR.

                                                                  /s/ RICHARD J. DALY
                                                                  -----------------------------------------------
                                                                  RICHARD J. DALY

                                                                  /s/ MICHAEL CARUTHERS
                                                                  -----------------------------------------------
                                                                  MICHAEL CARUTHERS

                                                                  /s/ CHRISTOPHER D. OZEROFF
                                                                  -----------------------------------------------
                                                                  CHRISTOPHER D. OZEROFF

                                                                  /s/ THERESA KOCH
                                                                  -----------------------------------------------
                                                                  THERESA KOCH

                                                                  /s/ WILLIAM R. ROBERTS
                                                                  -----------------------------------------------
                                                                  WILLIAM R. ROBERTS

                                                              FOUNDERS:

                                                                  /s/ DAVID SNITMAN, PH.D.
                                                                  -----------------------------------------------
                                                                  DAVID SNITMAN, PH.D.

                                                                  /s/ KEVIN KOCH, PH.D.
                                                                  -----------------------------------------------
                                                                  KEVIN KOCH, PH.D.

                                                                  /s/ ANTHONY D. PISCOPIO
                                                                  -----------------------------------------------
                                                                  ANTHONY D. PISCOPIO, PH.D.

                                                                  /s/ K.C. NICOLAOU, PH.D.
                                                                  -----------------------------------------------
                                                                  K.C. NICOLAOU, PH.D.

                                                              HOLDERS:

                                                                  /s/ FRANCIS J. BULLOCK
                                                                  -----------------------------------------------
                                                                  FRANCIS J. BULLOCK

                                                                  /s/ JOHN JOSEY
                                                                  -----------------------------------------------
                                                                  JOHN JOSEY

                                                                  /s/ LARRY BURGESS
                                                                  -----------------------------------------------
                                                                  LARRY BURGESS

                                                                  /s/ CHAN KOU HWANG
                                                                  -----------------------------------------------
                                                                  CHAN KOU HWANG